Exhibit 10.1

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of April 21, 2010, between Rotate Black, Inc., a Nevada corporation (the “Company”), and Marc J. Ross (the “Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with certain SEC related legal services in connection with their business (the “’34 Act Work”) on a fixed fee basis, and the Consultant has agreed to provide the Company with the ’34 Act Work; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such services rendered in satisfaction of the monthly fixed fee for the period through July 2010;

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company will register 800,000 shares of the Company’s common stock, par value $.001 per share, and issue the shares to the Consultant from time to time following the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares issued to the Consultant shall represent consideration for the ‘34 Act Work by the Consultant on behalf of the Company based on the following arrangement: 156,000 shares of stock for the period through and including July 2010 and, thereafter, monthly, in lieu of the cash retainer amount of $6,500 per month.  The shares issued to the Consultant monthly for the period after July 2010 will be based on a 50% discount to market and will be calculated using the average of the closing prices for the shares for the last five trading days of each month.  The certificates for the shares will be issued and delivered to the Consultant no later than the 5th day of the following month, except that the certificate for the shares to be issued in respect of the period through July 2010, shall be delivered immediately following the filing of the Form S-8.

2.           Shares to be issued hereunder shall be registered using a Form S-8.  The Company shall file such Form S-8 with the Securities and Exchange Commission within five business days of the execution of this agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

CONSULTANT

/s/ Marc J. Ross
Marc J. Ross

The Company:

ROTATE BLACK, INC.

By:	/s/ John Paulsen
John Paulsen
Chief Executive Officer